                                                              EXHIBIT C
                                                              ---------
                          JUDGE IMAGING SYSTEMS, INC.

                     (FORMERLY JUDGE COMPUTER CORPORATION)

                                  YEARS ENDED
                           DECEMBER 31, 1995 AND 1994

                          JUDGE IMAGING SYSTEMS, INC.
                     (FORMERLY JUDGE COMPUTER CORPORATION)

                                  YEARS ENDED

                           DECEMBER 31, 1995 AND 1994



                                C O N T E N T S

                                                            PAGE(s)
                                                            ------


INDEPENDENT AUDITORS' REPORT                                   1

BALANCE SHEET                                                  2

STATEMENTS OF OPERATIONS                                       3

STATEMENTS OF SHAREHOLDERS' DEFICIENCY                         4

STATEMENTS OF CASH FLOWS                                       5

NOTES TO FINANCIAL STATEMENTS                               6-15

[LETTERHEAD OF RUDOLPH, PALITZ LLP APPEARS HERE]




                          INDEPENDENT AUDITORS' REPORT


Shareholders and Board of Directors
Judge Imaging Systems, Inc.
(Formerly Judge Computer Corporation)
Moorestown, New Jersey


   We have audited the accompanying balance sheet of Judge Imaging Systems, Inc. (formerly Judge Computer Corporation) as of December 31, 1995, and the related statements of operations, shareholders' deficiency, and cash flows for the years ended December 31, 1995 and 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Judge Imaging Systems, Inc. (formerly Judge Computer Corporation) as of December 31, 1995, and the results of its operations and its cash flows for the years ended December 31, 1995 and 1994, in conformity with generally accepted accounting principles.

   As discussed in Note 1 to the financial statements, the Company executed an Agreement and Plan of Merger with DataImage, Inc. on December 1, 1995. The merger was completed on February 29, 1996.



                                               /s/ Rudolph, Palitz LLP
March 20, 1996
Plymouth Meeting, PA

                          JUDGE IMAGING SYSTEMS, INC.
                     (FORMERLY JUDGE COMPUTER CORPORATION)

                                 BALANCE SHEET

                               DECEMBER 31, 1995


                                    ASSETS


CURRENT ASSETS
  Cash                                                $   11,310
  Accounts receivable, net of allowance for
   doubtful accounts of $23,000                        1,471,916
  Note receivable, DataImage, Inc.                        50,000
  Inventories                                            515,099
  Prepaid expenses and other                             273,672
                                                      ----------

    Total current assets                               2,321,997
                                                      ----------


PROPERTY AND EQUIPMENT
  Computer equipment and software                        279,363
  Furniture and fixtures                                  80,771
  Leasehold improvements                                  10,899
  Vehicles                                                10,681
                                                      ----------
                                                         381,714
  Less:  accumulated depreciation and amortization       186,844
                                                      ----------

    Net property and equipment                           194,870
                                                      ----------


OTHER ASSETS
  Security deposits                                       14,063
                                                      ----------



                                                      $2,530,930
                                                      ==========


                       See Notes to Financial Statements.

                                     - 2a -

                    LIABILITIES AND SHAREHOLDERS' DEFICIENCY


CURRENT LIABILITIES
  Equipment notes payable, current portion                 $    15,150
  Accounts payable and accrued expenses                        891,829
  Payroll and sales taxes payable                              112,336
  Advances from shareholders                                   139,906
  Deferred revenue                                              46,111
                                                           -----------


    Total current liabilities                                1,205,332
                                                           -----------

NOTE PAYABLE, BANK                                           1,538,425
                                                           -----------

DUE TO AFFILIATE                                             1,450,450
                                                           -----------

EQUIPMENT NOTES PAYABLE, NET OF CURRENT PORTION                 53,233
                                                           -----------

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' DEFICIENCY
  Common stock ($.005 par value, 15,000,000 shares
   authorized, 6,900,577 shares issued and outstanding)         34,503
  Preferred stock ($.10 par value, 10,000,000 shares
   authorized, 3,665,770 shares issued and outstanding)        366,577
  Additional paid-in capital                                   524,433
  Accumulated deficit                                       (2,642,023)
                                                           -----------

    Total shareholders' deficiency                          (1,716,510)
                                                           -----------

                                                            $2,530,930
                                                           ===========


                                     - 2b -

                          JUDGE IMAGING SYSTEMS, INC.
                     (FORMERLY JUDGE COMPUTER CORPORATION)

                           STATEMENTS OF OPERATIONS

                    YEARS ENDED DECEMBER 31, 1995 AND 1994



                                               1995          1994
                                               ----          ----


NET REVENUES                             $8,699,781    $3,773,336

COST OF REVENUES                          6,712,389     3,039,009
                                        -----------   -----------

GROSS PROFIT                              1,987,392       734,327
                                        -----------   -----------

OPERATING EXPENSES
  Selling                                 1,561,354       831,833
  General and administrative                472,194       415,935
                                        -----------   -----------

    Total operating expenses              2,033,548     1,247,768
                                        -----------   -----------

OPERATING LOSS                              (46,156)     (513,441)
                                        -----------   -----------

OTHER (EXPENSES):
  Interest expense                         (191,466)     (153,166)
  Other expenses                            (34,836)            -
                                        -----------   -----------

    Total other (expenses)                 (226,302)     (153,166)
                                        -----------   -----------

NET LOSS BEFORE PREFERRED DIVIDENDS        (272,458)     (666,607)

PREFERRED DIVIDENDS EARNED                  (18,329)      (18,329)
                                        -----------   -----------

NET LOSS ATTRIBUTABLE TO
  COMMON SHAREHOLDERS                    ($ 290,787)   ($ 684,936)
                                        ===========   ===========

NET LOSS PER SHARE AND FULLY DILUTED
  NET LOSS PER SHARE ATTRIBUTABLE TO
  COMMON SHAREHOLDERS                         ($.04)        ($.10)
                                               ====          ====



                       See Notes to Financial Statements.

                          JUDGE IMAGING SYSTEMS, INC.
                     (FORMERLY JUDGE COMPUTER CORPORATION)

                     STATEMENTS OF SHAREHOLDERS' DEFICIENCY
                     YEARS ENDED DECEMBER 31, 1995 AND 1994



                         COMMON STOCK       PREFERRED STOCK    ADDITIONAL
                         ------------       ---------------     PAID - IN  ACCUMULATED
                      SHARES     AMOUNT    SHARES      AMOUNT    CAPITAL     DEFICIT       TOTAL
                      ------     ------    ------      ------    -------     -------       -----


BALANCE,
 JANUARY 1, 1994     6,489,250  $ 32,446  3,665,770  $ 366,577  $519,433  ($1,702,958)  ($  784,502)

NET LOSS                     -         -          -          -         -     (666,607)     (666,607)
                     ---------  --------  ---------  ---------  --------   ----------    ----------

BALANCE,
 DECEMBER 31, 1994   6,489,250    32,446  3,665,770    366,577   519,433   (2,369,565)   (1,451,109)

ISSUANCE OF
 COMMON SHARES         411,327     2,057          -          -     5,000            -         7,057

NET LOSS                     -         -          -          -         -     (272,458)     (272,458)
                     ---------  --------  ---------  ---------  --------   ----------    ----------

BALANCE,
 DECEMBER 31, 1995   6,900,577   $34,503  3,665,770   $366,577  $524,433  ($2,642,023)  ($1,716,510)
                     =========   =======  =========   ========  ========   ==========    ==========



                       See Notes to Financial Statements.

                          JUDGE IMAGING SYSTEMS, INC.
                     (FORMERLY JUDGE COMPUTER CORPORATION)

                            STATEMENTS OF CASH FLOWS

                     YEARS ENDED DECEMBER 31, 1995 AND 1994

                                                            1995         1994
                                                            ----         ----

OPERATING ACTIVITIES
 Net loss                                             ($ 272,458)   ($666,607)

 Adjustments to reconcile net loss to
   net cash used in operating activities:
     Depreciation and amortization                        37,194       33,618
     Provision for uncollectible accounts                 23,000       36,396
     Stock compensation                                    6,000            -
 Changes in operating assets and liabilities:
   (Increase) decrease in:
     Accounts receivable                                (787,875)    (203,010)
     Inventories                                        (282,394)     127,518
     Prepaid expenses and other                         (249,667)           8
   (Decrease) increase in:
     Accounts payable and accrued expenses               396,125      194,902
     Payroll and sales taxes payable                     (76,277)     114,485
     Deferred revenue                                     11,960      (39,546)
                                                     -----------   ----------
          Net cash used in operating activities       (1,194,392)    (402,236)
                                                     -----------   ----------
INVESTING ACTIVITIES
   Net cash used in investing activities,
     purchases of property and equipment                 (91,677)     (22,756)
                                                     -----------   ----------
FINANCING ACTIVITIES
   Loan to DataImage, Inc.                               (50,000)           -
   Repayments of advances from shareholders              (49,793)     (64,028)
   Principal payments on equipment note borrowings        (7,973)      (7,462)
   Advances from affiliate, net                          111,136      245,999
   Proceeds from note payable, bank                    1,289,170      249,255
   Issuance of common stock                                1,057            -
                                                     -----------   ----------
          Net cash provided by financing activities    1,293,597      423,764
                                                     -----------   ----------

INCREASE (DECREASE) IN CASH                                7,528       (1,228)

CASH, JANUARY 1,                                           3,782        5,010
                                                     -----------   ----------
CASH, DECEMBER 31,                                   $    11,310   $    3,782
                                                     ===========   ==========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
 Cash paid during the year for interest              $   190,000   $  145,000
                                                     ===========   ==========

                       See Notes to Financial Statements.

                          JUDGE IMAGING SYSTEMS, INC.
                     (FORMERLY JUDGE COMPUTER CORPORATION)

                         NOTES TO FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 1995 AND 1994



NOTE 1. CONTINUITY OF BUSINESS AND BUSINESS COMBINATION

            On September 13, 1995, Judge Computer Corporation ("Judge") and DataImage, Inc. ("DataImage") signed a Letter of Intent which contemplated the merger of Judge into DataImage, Inc. with the current Judge shareholders acquiring the majority ownership position in DataImage. DataImage develops and markets standardized and custom software products and systems for the mass storage, electronic management and retrieval of information.

            On December 1, 1995, Judge Computer Corporation and DataImage, Inc. executed an Agreement and Plan of Merger ("The Merger Agreement"). The Merger Agreement provides for each DataImage shareholder to receive one share of new Common Stock in the surviving corporation (DataImage) in exchange for every 31.960868 shares of outstanding DataImage Common Stock. Each holder of Judge Common Stock was to receive shares of Common Stock of the surviving corporation. The number of shares of surviving corporation Common Stock to be received by Judge shareholders was to vary depending upon the number of shares of Judge Series A Preferred Stock (Notes 9 and 15) to be acquired by investors in a contemplated private placement to be conducted by Judge prior to the closing (Note
        15). The ratios ranged from 2.582 shares of Judge Common Stock for one share of surviving corporation (DataImage, Inc.) Common Stock (if the minimum amount of $600,000 was to be raised), to 3.074 to one (if the maximum amount of $1,500,000 was to be raised). Dividends on the Judge Series A Preferred Stock are to accrue and cumulate at an annual rate of 7% on the stated value of the Series A Preferred, provided that at least $1,000,000 of shares were to be sold in the contemplated private placement. Additionally, each share of Judge Series A Preferred Stock issued in the Judge private placement was to receive one share of Series A of the surviving corporation. The shares were to be convertible into one share of surviving corporation Common at any time and to require mandatory conversion at time of a public offering in excess of $5 million. The stock also has specific antidilution, demand and piggy-back registration rights.

            The net effect of the above transactions was to have outstanding shares of Judge Common Stock and Judge Series A Convertible Preferred Stock converted into approximately 95% of the voting capital of the surviving corporation. As a result, the business combination was to be accounted for as a "reverse acquisition" whereby Judge, in substance, was to acquire DataImage, allocating the fair value of Judge stock exchanged over the relative fair value of assets and liabilities of DataImage (assumed to equal its book value) prior to Judge being merged into DataImage (surviving corporation). No value was to be ascribed to DataImage's net loss carryforwards as a result of limitations on these carryforwards subsequent to the change in control. DataImage was to remain a registrant under the Securities and Exchange Commission Rules.

                          JUDGE IMAGING SYSTEMS, INC.
                     (FORMERLY JUDGE COMPUTER CORPORATION)

                         NOTES TO FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 1995 AND 1994



NOTE 1. CONTINUITY OF BUSINESS AND BUSINESS COMBINATION (Continued)

            Judge Series B Preferred Stock (issued subsequent to
        December 31, 1995 and immediately prior to the Merger) (Note 15) was to be exchanged for shares of the surviving corporations Series B Preferred Stock. This stock was not considered in the 95% control requirement for the former Judge shareholders. The Series B Preferred stockholders were to be entitled to receive a cumulative dividend of 10% per annum; the stock was to be redeemed in part or in full contingent upon the dollar value of the proceeds of any secondary offering of the surviving corporation (Note 15).

            On February 29, 1996, the merger was completed on substantially the same terms and conditions as discussed above.

            Judge and DataImage anticipate that the proposed merger transaction will qualify as a "reorganization" pursuant to Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and that Judge and DataImage will each be a party to the reorganization within the meaning of Section 368(b) of the Code. Judge and DataImage further anticipate that no gain or loss will be recognized by Judge or DataImage by reason of the merger.


NOTE 2. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT
        ACCOUNTING POLICIES

        Description of Business

            The Company derives its revenues from computer sales, repairs, maintenance and providing system integration for document management, imaging and workflow, principally in the mid-atlantic region of the Country.

            The Company is a 34% owned subsidiary of Judge, Inc., a Company who, along with its 100% owned subsidiaries, provides engineers and other technical professionals on a temporary and permanent basis. The remaining 66% is owned by individuals who are also shareholders of Judge, Inc.

                          JUDGE IMAGING SYSTEMS, INC.
                     (FORMERLY JUDGE COMPUTER CORPORATION)

                         NOTES TO FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 1995 AND 1994



NOTE 2. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT
        ACCOUNTING POLICIES (Continued)

        Property and Equipment and Depreciation and Amortization

            Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets, generally three to seven years. Leasehold improvements are amortized over the shorter of the lives of the improvements or the term of the lease.

            Depreciation and amortization related to property and equipment amounted to $37,194 in 1995 and $33,618 in 1994.

        Revenue Recognition and Deferred Revenues

            Revenues are recorded as income in the period in which the merchandise is shipped or the services are rendered. Revenues billed in advance for warranties and maintenance contracts are deferred and recorded as income in the period in which the services are rendered.

        Cash

            The Company maintains its cash balances at financial institutions. These balances are insured by the Federal Deposit Insurance Corporation up to $100,000 at each institution.

        Inventories

            Inventories of computer and related supplies and equipment held for resale are valued at the lower of cost (first-in, first-out) or market. Included in cost of sales are inventory write-downs of approximately $52,000 and $40,000 for the years ended December 31, 1995 and 1994, respectively.

        Income Taxes

            Deferred taxes are accounted for in accordance with Statement of Financial Accounting Standards ("Statement") No. 109, "Accounting for Income Taxes".The Statement requires the use of the liability method to account for income taxes. Deferred income taxes are provided for the difference between the tax basis of an asset or liability and its reported amount in the financial statements at the currently enacted tax rates that are expected to be in effect when the taxes are actually paid or recovered.

                          JUDGE IMAGING SYSTEMS, INC.
                     (FORMERLY JUDGE COMPUTER CORPORATION)

                         NOTES TO FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 1995 AND 1994



NOTE 2. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT
        ACCOUNTING POLICIES (Continued)

        Income Taxes (Continued)

            Deferred income taxes arise principally from temporary differences between financial and income tax reporting, including differences relating to depreciation methods used, amounts recorded for inventory capitalization, the availability of net operating loss carryforwards and certain other differences.

            Deferred income tax assets are reduced by a valuation allowance when, based on the weight of evidence available, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

        Self-Insurance

            The Company and certain affiliates are self-insured for health care claims for eligible active employees. The affiliated group is liable for aggregate claims up to approximately $310,000 annually. Self-insurance costs are accrued based upon the aggregate of the liability for reported claims and an estimated liability for claims incurred but not reported.

        Reclassifications

            Certain items in the 1994 financial statements have been reclassified to conform with the 1995 presentation.

        Management's Estimates

            The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 3. NOTE RECEIVABLE, DATAIMAGE, INC.

            As a condition of the Letter of Intent (Note 1), the Company provided a $50,000 bridge loan, with interest at 11%, to DataImage to fund ongoing operations and working capital requirements through the date of the expected closing. The loan is secured by certain assets of DataImage. As a result of the merger, no interest was charged on this loan.

                          JUDGE IMAGING SYSTEMS, INC.
                     (FORMERLY JUDGE COMPUTER CORPORATION)

                         NOTES TO FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 1995 AND 1994



NOTE 4. NOTE PAYABLE, BANK

            During 1995, the Company consolidated its line of credit along with certain affiliated entities' lines into a $5,500,000 line of credit. Outstanding borrowings relating to Judge Computer Corporation at December 31, 1995 were $1,538,425. Interest on the line is prime plus 1% (9.5% at December 31, 1995). Maximum borrowings under the new facility are limited to 80% of qualified accounts receivable, as defined. The line of credit is due in full on May 31, 1997, is collateralized by substantially all of the Company's assets as well as substantially all of Judge, Inc.'s and Judge Technical Services, Inc.'s assets, is personally guaranteed by certain shareholders and certain affiliated companies and is subject to certain financial covenants. In addition, the Company as well as each of its affiliates is jointly and severally responsible for all of the debt outstanding under the line.

            Interest expense for all debt obligations, including equipment notes payable (Note 5), advances from shareholders (Note 6) and related party transactions (Note 7), totaled approximately $191,500 for 1995 and $153,000 for 1994.


NOTE 5. EQUIPMENT NOTES PAYABLE

            Equipment notes payable consist of various equipment notes payable in monthly installments currently aggregating $1,698, including interest at various rates, through March 2000.

            Annual maturities of equipment notes payable are as follows:

            YEARS ENDING
            DECEMBER 31,                    AMOUNT
            ------------                    ------

               1996                       $ 15,150
               1997                         16,472
               1998                         17,947
               1999                         18,226
               2000                            588
                                          --------

                                          $ 68,383
                                          ========

                          JUDGE IMAGING SYSTEMS, INC.
                     (FORMERLY JUDGE COMPUTER CORPORATION)

                         NOTES TO FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 1995 AND 1994



NOTE 6.  ADVANCES FROM SHAREHOLDERS

            The Company had advances of $139,906 from individual shareholders at December 31, 1995. The advances have no formal repayment terms. Interest is charged monthly at various rates (from prime plus 1% to a fixed rate of 12%). Interest expense related to these advances was approximately $18,000 in 1995 and $22,000 in 1994.

NOTE 7.  RELATED PARTY TRANSACTIONS

            The Company had advances from Judge, Inc. and Judge Technical Services, Inc. (Note 2) amounting to $1,450,450 at December 31, 1995. These advances accrue interest at prime plus 1% (which interest amounted to approximately $84,000 in 1995 and $110,000 in 1994). No interest was charged on these advances during the second half of 1995. The advances have no formal repayment terms. Subsequent to December 31, 1995, these advances were converted to preferred stock (Notes 1 and 15).

            During 1995, the Company billed a subsidiary of Judge, Inc. for consulting and related technical advisory services in the amount of $480,000. Such amount is included in net revenues in the accompanying statement of operations. During 1995 and 1994, the Company sold approximately $199,400 and $194,000, respectively, of computer related equipment to Judge, Inc. and/or its subsidiaries.

            During 1994, the Company provided certain management and administrative services to Judge, Inc. and certain of Judge, Inc.'s wholly-owned subsidiaries amounting to $402,000. This amount, which has been recorded as a reduction of the Company's general and administrative expenses in 1994, represented a reimbursement to the Company by these affiliates for various general and administrative expenses, including compensation paid to the Company's President. No such compensation or reimbursement related to the Company's President's salary was recorded in the 1995 financial statements.

NOTE 8.  COMMON STOCK

            During 1993, the Company issued warrants to an investment advisor of the Company for the purchase of common stock for the amount of shares necessary to bring such warrant holder's ownership to 2% of the Company, if the warrants were to be exercised. The exercise price of the warrants is par value ($.005). During 1995, 211,327 of common shares were issued relating to such warrants.

                          JUDGE IMAGING SYSTEMS, INC.
                     (FORMERLY JUDGE COMPUTER CORPORATION)

                         NOTES TO FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 1995 AND 1994



NOTE 8.  COMMON STOCK (Continued)

            Pursuant to an employment agreement dated July 1993 and a subsequent amendment, the Company issued 200,000 shares of common stock to an employee in 1995. Although such shares were not issued until 1995, the calculations of net loss per share for 1995 and 1994 (Note 14) reflect the commitment to issue those shares for those respective years. The Company recorded compensation expense in the amount of $6,000 in 1995 and $ -0 - in 1994 related to the issuance of such shares.

NOTE 9.  PREFERRED STOCK

            During 1991, the capital structure of the Company was modified to authorize the issuance of 10,000,000 shares of $.10 par value preferred stock. During 1991, $100,000 of debentures and $266,577 of investor loans were converted to 1,000,000 and 2,665,770 shares of preferred stock, respectively.

            Holders of preferred stock are entitled to vote as a single class with the holders of the Company's common stock. In addition, holders of preferred stock are entitled to receive cumulative dividends at the annual rate of $.005 per share. Cumulative dividends in arrears at December 31, 1995 were approximately $74,000. No dividends were declared or paid in 1995 or 1994. Preferred stock may be redeemed by the Company at any time for face value plus all accrued but unpaid dividends to the date set for redemption. In addition, preferred stockholders have the right to convert their preferred stock into common stock.

            Subsequent to December 31, 1995, the Company's Board of Directors resolved to increase the authorized preferred stock by 1,150,000 shares and divide such shares into 1,125,000 shares of Series A Convertible Preferred Stock, par value of $.01, and 25,000 shares of Series B Preferred Stock, par value $.01.

NOTE 10. SIGNIFICANT CUSTOMERS AND CONCENTRATION OF CREDIT RISK

            During 1995, sales to two customers each exceeded 10% of the Company's revenues and cumulatively totaled $2,071,000 (24% of total sales). At December 31, 1995, trade accounts receivable include $482,000 from these two customers.

            At December 31, 1994, trade accounts receivable include $69,000 from a customer. Sales to this customer exceeded 10% of the Company's 1994 revenues.

                          JUDGE IMAGING SYSTEMS, INC.
                     (FORMERLY JUDGE COMPUTER CORPORATION)

                         NOTES TO FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 1995 AND 1994



NOTE 11. COMMITMENTS

            During 1990, the Company entered into a five-year non-cancelable operating lease, expiring February 15, 1995, for the rental of an office facility. The lease has been extended to February 29, 1997. The Company also leases office space from an affiliated company on a month-to-month basis. The Company paid this affiliate $23,500 in 1995.

            The future annual minimum lease payments, including common area charges, are as follows:

            YEARS ENDING
            DECEMBER 31,                   AMOUNT
            ------------                   ------
               1996                        $63,000
               1997                         10,500
                                           -------

                                           $73,500
                                           =======

            Rent expense, including common area charges and utilities, was approximately $94,000 for the year ended December 31, 1995 and $74,000 for the year ended December 31, 1994.

NOTE 12. INCOME TAXES

            The Company adopted Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," on January 1, 1993.

            The net deferred tax asset at December 31, 1995 and 1994, includes the following:


                                                1995           1994
                                                ----           ----

            Deferred tax asset             $ 945,000      $ 877,000
            Valuation allowance for
              deferred tax asset            (945,000)      (877,000)
                                           ---------      ---------

                                           $       -      $       -
                                           =========      =========

                          JUDGE IMAGING SYSTEMS, INC.
                     (FORMERLY JUDGE COMPUTER CORPORATION)

                         NOTES TO FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 1995 AND 1994



NOTE 12. INCOME TAXES (Continued)

            The tax effect of major temporary differences that give rise to the Company's net deferred tax asset are as follows:

                                                    1995            1994
                                                  --------        --------

         Net operating loss carryforwards         $934,000        $840,000
         Other                                      11,000          37,000
                                                  --------        --------

                                                  $945,000        $877,000
                                                  ========        ========

            As a result of operating losses, no provision for income taxes was required in 1995 and 1994.

            For income tax reporting purposes, as of December 31, 1995, the Company has unused operating loss carryforwards of approximately $2,335,000, that begin expiring in 2002, and which may be applied against future taxable income.

NOTE 13. RETIREMENT PLAN

            The Company sponsors a 401(k) retirement plan covering substantially all eligible employees. Employees may contribute a percentage of their pre-tax salary to the Plan. The Company has the option to make a discretionary contribution. During 1995, the Company did not make any discretionary contribution to the Plan. During 1994, the Company recorded a discretionary contribution of $5,000 to the Plan.

NOTE 14. NET LOSS PER SHARE AMOUNTS

            Net loss per share and fully diluted net loss per share attributable to common shareholders is based on the weighted average number of shares of common stock outstanding during the periods. The assumed conversion of certain convertible preferred stock and certain common stock warrants have not been considered in the calculations of loss per share, since the effect of such conversions/exercise would be antidilutive. The weighted average number of shares outstanding during the years ended December 31, 1995 and 1994 were 6,595,000 and 6,549,250, respectively.

                          JUDGE IMAGING SYSTEMS, INC.
                     (FORMERLY JUDGE COMPUTER CORPORATION)

                         NOTES TO FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 1995 AND 1994



NOTE 15. SUBSEQUENT EVENTS

            As further discussed in Note 1, the Merger transaction with DataImage, Inc. was consummated effective February 29, 1996.

            Subsequent to December 31, 1995, the Company raised approximately $1,097,000 (exclusive of related costs) in a private placement offering of Series A Convertible Preferred Stock. 822,628 shares were issued in the offering at a price per share of $1.33. The Preferred A Stock is convertible at the holder's option, and conversion is mandatory at the time of a subsequent public offering of common stock in excess of $5 million dollars. The Preferred Stock carries a cumulative dividend of 7% per year and holders will have a liquidation preference prior to the common stock shareholders and all other existing classes. In the event Judge Imaging Systems, Inc. (the surviving company) has not closed on a subsequent public offering by the eighth anniversary of the merger, then the Company will have the right to redeem the stock.

            Subsequent to December 31, 1995 and at the effective time of the Merger (Note 1), $1,520,000 of advances from Judge, Inc./Judge Technical Services, Inc. were converted into 1,500 shares of Company Series B Preferred Stock (the "shares"). The shares are not convertible, nor do they have any liquidation preference and carry a 10% cumulative annual dividend. Dividend payments are permitted, contingent upon certain profit goals set forth by the Company. Partial and full redemption of the $1,520,000 face amount is permitted, contingent upon the dollar value of proceeds raised in a subsequent public offering. Subsequent to the closing of the Merger, such shares shall be converted into 1,500 shares of Series B Preferred Stock of the surviving corporation from the merger. The surviving corporation shares shall have the same rights and privileges as the predecessor shares, and is mandatorily redeemable.


NOTE 16. STATEMENTS OF CASH FLOWS

            Supplemental Disclosure of Noncash Financing Transactions:

            During 1995, the Company entered into certain financing arrangements for the purchase of property and equipment in the amount of approximately $71,000.


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